UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
____________________

Date of report (Date of earliest event reported): November 10, 2008

Applied DNA Sciences, Inc
(Exact Name of Registrant as Specified in Charter)

Nevada (State or Other Jurisdiction of Incorporation)	002-90539 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
(Address of Principal Executive Offices) (Zip Code)

631-444- 8090
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

A copy of the letter to stockholders of Applied DNA Sciences, Inc. (the “Company”) in connection with the Company’s solicitation of proxies for the 2008 annual meeting of stockholders is attached to this Current Report as Exhibit 99.1.  The Company will post this letter on its website at www.adnas.com after the filing of this Current Report.

Forward-Looking Statements

The letter to stockholders in connection with the Company’s solicitation of proxies for the 2008 annual meeting of stockholders may contain statements of a forward-looking nature relating to future events.  These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions.  These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in the letter to stockholders in connection with the Company’s solicitation of proxies for the 2008 annual meeting of stockholders.  Please see the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2007, the Company’s reports on Form 10-QSB for the quarters ended December 31, 2007, March 31, 2008 and June 30. 2008, and subsequent filings, filed with the Securities and Exchange Commission, for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated the Company’s history of losses, need for additional financing and other significant factors that could affect the Company's actual results.  Except as otherwise required by Federal securities laws, Applied DNA Sciences, Inc., undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties.

Additional Information

The reference to the website www.adnas.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 99.1	Letter to stockholders in connection with the Company’s solicitation of proxies for the 2008 annual meeting of stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied DNA Sciences, Inc.
(Registrant)

By:	/s/ James A. Hayward
James A. Hayward
Chief Executive Officer

Date: November 10, 2008

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Letter to stockholders in connection with the Company’s solicitation of proxies for the 2008 annual meeting of stockholders.